Exhibit 99.1

NEWS RELEASE

CONTACT:	Investor Relations	Corporate Communications
	435.634.3200	435.634.3553
	Investor.relations@skywest.com	corporate.communications@skywest.com

SkyWest, Inc. Announces Second Quarter 2020 Results

Second Quarter Results

•	Net loss of $26 million, pre-tax loss of $33 million, or $0.51 loss per share

•	SkyWest took delivery of 21 used E175 aircraft under a previously-announced agreement with United Airlines

•	SkyWest took delivery of two new E175 aircraft and three used E175 aircraft under a previously-announced agreement with Delta Air Lines

ST. GEORGE, UTAH, July 30, 2020 -- SkyWest, Inc. (NASDAQ: SKYW) (“SkyWest”) today reported financial and operating results for Q2 2020, including net loss of $26 million, or $0.51 per share, compared to net income of $88 million, or $1.71 per diluted share, for Q2 2019. The primary factor in SkyWest’s lower results in Q2 2020 compared to Q2 2019 was reduced flight schedules and lower demand resulting from the COVID-19 pandemic.

Commenting on the results, Chip Childs, Chief Executive Officer of SkyWest, said, “COVID-19 continues to cause unprecedented disruption across the airline industry. The safety and well-being of our people and passengers remains our main focus. Maintaining strong liquidity and working collaboratively with our partners are our other priorities. I want to thank our 14,000 employees for their dedication to our passengers, each other and our mission during this pandemic.”

Financial Results

Revenue was $350 million in Q2 2020, down from $744 million in Q2 2019, due to the COVID-19 pandemic that caused a significant reduction in the number of scheduled flights SkyWest operated under its flying contracts compared to the same period last year. SkyWest deferred recognizing revenue on $69 million of fixed monthly payments received during Q2 2020. Under GAAP, the fixed monthly payments are recognized as revenue ratably based on completed flights over the contract term. Due to the significantly lower than normal number of flights completed during Q2 2020, the amount of cash received exceeded the revenue recognized based on the number of flights completed during the quarter. SkyWest will recognize the deferred revenue based on completed flights over the remaining contract term.

SkyWest additionally experienced reduced passenger demand on flights operated under its prorate agreements compared to the same period last year, also driven by the COVID-19 pandemic. Total block hours, including flights operated under SkyWest’s contract and prorate agreements, were down 66% in Q2 2020 from Q2 2019.

Operating expenses were $354 million in Q2 2020, down from $600 million in Q2 2019 due to fewer flights operated compared to the same period last year, and $152 million in CARES Act payroll support (described under “Capital and Liquidity” below) recognized as an offset to salaries and wages expense in Q2 2020.

Operational Update on Previously Announced Deals

SkyWest is coordinating with its major airline partners to optimize the timing of upcoming fleet deliveries under previously announced deals in response to COVID-19 schedule reductions. The anticipated future delivery dates summarized below are based on currently available information and are subject to change.

Flying contract with United Airlines (“United”)

Twenty-five used E175 aircraft financed by United and operated by SkyWest:

•	21 used E175s were delivered during Q2 2020

•	All 25 used aircraft have been delivered under this agreement as of June 30, 2020

Flying contract with Delta Air Lines (“Delta”)

Six new E175 aircraft to be financed and operated by SkyWest:

•	Two new E175 aircraft were delivered during Q2 2020
•	Four new E175 aircraft are scheduled for delivery by the end of 2020

•	Normal cash down-payments are already covered by deposits paid last year

Six used E175s and one new CRJ900 aircraft financed by Delta and operated by SkyWest:

•	Three used E175 aircraft were delivered during Q2 2020
•	All six used E175 aircraft have been delivered under this agreement as of June 30, 2020
•	One new CRJ900 aircraft is scheduled for delivery by the end of 2020

SkyWest still anticipates removing four CRJ900 aircraft and one CRJ700 aircraft from its flying agreement with Delta by the end of 2020.

Flying contract with American Airlines (“American”)

Twenty new E175 aircraft to be financed and operated by SkyWest:

•	Aircraft deliveries are anticipated from Q4 2021 through mid-2022
•	SkyWest anticipates financing the aircraft through debt

Fleet changes under the American flying agreements

SkyWest has a flying contract with American to operate a total of 70 CRJ700 aircraft, of which 61 aircraft were in-service at June 30, 2020. SkyWest anticipates placing the remaining nine aircraft in-service from late 2020 through the first half of 2021. SkyWest and American also terminated the prorate flying agreement for seven CRJ200 aircraft during Q2 2020.

Delta flying contract for CRJ200 aircraft

As previously announced, SkyWest’s capacity purchase agreement with Delta for CRJ200 aircraft is scheduled to expire in 2020. SkyWest removed 19 Delta leased CRJ200 aircraft from the contract during Q2 2020. SkyWest owns the remaining 36 CRJ200 aircraft under contract and has no outstanding financing obligations on these aircraft. SkyWest anticipates removing the remaining 36 CRJ200s from the contract by the end of 2020.

Lease agreement with a third party for CRJ700 aircraft

As of June 30, 2020, SkyWest had 13 CRJ700 aircraft under a previously-announced lease agreement with a third party under a ten-year lease term. Due to the demand disruption from COVID-19, the parties have suspended placement of additional CRJ700 aircraft under this lease agreement.

Capital and Liquidity

SkyWest had $762 million in cash and marketable securities at June 30, 2020, up from $578 million at March 31, 2020. As previously announced, SkyWest entered into a Payroll Support Program Agreement (“PSP Agreement”) with the U.S. Treasury Department under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) in April 2020. Pursuant to the PSP Agreement, SkyWest expects to receive from Treasury installments totaling approximately $438 million, including approximately $337 million in the form of direct grants and approximately $101 million in the form of unsecured debt. During Q2 2020, SkyWest received $307 million in payroll support under the PSP Agreement, of which $62 million was unsecured debt. SkyWest anticipates receiving the remaining payroll support amount of $131 million during Q3 2020, of which $39 million will be unsecured debt.

Capital expenditures during Q2 2020 included $43 million for the acquisition of two new E175 aircraft that were financed through debt and previously-made deposits and $50 million for spare engines and other maintenance assets.

Total debt at June 30, 2020 was $3.0 billion, up from $2.9 billion as of March 31, 2020. The higher debt was driven by an increase of $62 million from the CARES Act payroll support unsecured loan, and $36 million from the two newly-delivered E175s. SkyWest expects the CARES Act payroll support unsecured loan will increase by $39 million to a total of $101 million by the end of Q3 2020. As of June 30, 2020, SkyWest had a $75 million line of credit facility. SkyWest had approximately $9 million of letters of credit issued under the facility and $66 million available under the line.

In July 2020, SkyWest executed a non-binding letter of intent with the U.S. Treasury Department for approximately $497 million in secured loans under the CARES Act. SkyWest is currently evaluating the timing and level of participation in this loan program.

About SkyWest

SkyWest, Inc. is the holding company for SkyWest Airlines and SkyWest Leasing, an aircraft leasing company. SkyWest Airlines has a fleet of nearly 500 aircraft connecting passengers to over 250 destinations throughout North America. SkyWest Airlines operates through partnerships with United Airlines, Delta Air Lines, American Airlines and Alaska Airlines carrying more than 43 million passengers in 2019.

SkyWest will host its conference call to discuss second quarter 2020 results today, July 30, 2020, at 2:30 p.m. Mountain Time. The conference call number is 1-877-418-5293 for domestic callers, 1-866-605-3852 for Canada callers and 1-412-717-9593 for other international callers. Please call up to ten minutes in advance to ensure you are connected prior to the start of the call. The conference call will also be available live on the Internet at https://www.webcaster4.com/Webcast/Page/1088/35665. This press release and additional information regarding SkyWest, including access information for the digital rebroadcast of the second quarter 2020 results call, participation at investor conferences and investor presentations can be accessed at inc.skywest.com.

Forward Looking-Statements

In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “forecasts,” "expects," "intends," "believes," "anticipates," “estimates,” "should," "likely" and similar expressions identify forward-looking statements. Such statements include, but are not limited to, statements about the expected terms, timing and benefits of the CARES Act funding, the impact of the COVID-19 outbreak on SkyWest’s business, financial condition and results of operations, the scheduled aircraft deliveries for SkyWest Airlines in upcoming years, and related removal from service and/or placement into service of certain aircraft, SkyWest’s coordination with major airline partners to optimize the delivery of aircraft under previously announced deals, the expected terms, timing and benefits related to SkyWest’s leasing and joint venture transactions, as well as SkyWest’s future financial and operating results, plans, objectives, expectations, estimates, intentions and outlook, and other statements that are not historical facts. All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date. SkyWest assumes no obligation to update any forward-looking statements for any reason. Readers should note that many factors could affect the future operating and financial results of SkyWest and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release. These factors include, but are not limited to, uncertainties regarding the impact of the CARES Act funding on SkyWest’s business and operations, the consequences of the COVID-19 outbreak to economic conditions, the travel industry and our major partners in general and the financial condition and operating results of SkyWest in particular, the prospects of entering into agreements with existing or other carriers to fly new aircraft, ongoing negotiations between SkyWest and its major partners regarding their contractual obligations, uncertainties regarding operation of new aircraft, the ability to attract and retain qualified pilots, the impact of regulatory issues such as pilot rest rules and qualification requirements, and the ability to obtain aircraft financing.

Actual operational and financial results of SkyWest will likely also vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of other reasons, including, in addition to those identified above: the existing global COVID-19 pandemic and the outbreak of any other disease or similar public health threat that affects travel demand or travel behavior; the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel, including related to the duration and impact of the COVID-19 pandemic, and related decreases in customer demand and spending; the financial stability of SkyWest’s major partners and any potential impact of their financial condition on the operations of SkyWest; fluctuations in flight schedules, which are determined by the major partners for whom SkyWest conducts flight operations; variations in market and economic conditions; significant aircraft lease and debt commitments; estimated useful life of long-lived assets, residual aircraft values and related impairment charges; labor relations and costs; the impact of global instability; rapidly fluctuating fuel costs, and potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause SkyWest’s actual results to differ materially from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

SkyWest, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Loss)

(Dollars and Shares in Thousands, Except per Share Amounts)

(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2020	2019	2020	2019
OPERATING REVENUES
Flying agreements	$336,370	$725,335	$1,045,864	$1,425,336
Lease, airport services and other	13,669	19,048	34,111	42,741
Total operating revenues	350,039	744,383	1,079,975	1,468,077

OPERATING EXPENSES
Salaries, wages and benefits	170,218	243,766	419,379	501,354
Aircraft maintenance, materials and repairs	121,289	124,789	281,505	243,051
Depreciation and amortization	131,638	90,148	243,346	180,134
Airport-related expenses	21,550	30,782	52,190	61,429
Aircraft fuel	6,821	30,851	32,234	56,507
Aircraft rentals	16,697	18,006	33,752	38,164
CARES Act payroll support grant	(151,938)	-	(151,938)	-
Special items	-	-	-	21,869
Other operating expenses	38,167	61,948	107,589	125,057
Total operating expenses	354,442	600,290	1,018,057	1,227,565
OPERATING INCOME (LOSS)	(4,403)	144,093	61,918	240,512
OTHER INCOME (EXPENSE)
Interest income	1,685	3,731	4,249	7,538
Interest expense	(30,926)	(32,770)	(61,130)	(65,278)
Other income, net	402	281	800	47,006
Total other income (expense), net	(28,839)	(28,758)	(56,081)	(10,734)

INCOME (LOSS) BEFORE INCOME TAXES	(33,242)	115,335	5,837	229,778
PROVISION (BENEFIT) FOR INCOME TAXES	(7,527)	27,283	1,564	53,545
NET INCOME (LOSS)	$(25,715)	$88,052	$4,273	$176,233

BASIC EARNINGS (LOSS) PER SHARE	$(0.51)	$1.72	$0.09	$3.44
DILUTED EARNINGS (LOSS) PER SHARE	$(0.51)	$1.71	$0.08	$3.40

Weighted average common shares
Basic	50,140	51,145	50,208	51,293
Diluted	50,140	51,477	50,357	51,787

SkyWest, Inc. and Subsidiaries

Summary of Consolidated Balance Sheets

(Dollars in Thousands)

(Unaudited)

	June 30, 2020	December 31, 2019
Cash and marketable securities	$762,070	$520,172
Other current assets	183,779	240,174
Total current assets	945,849	760,346
Property and equipment, net	5,286,433	5,345,823
Deposit on aircraft	40,263	48,858
Other long-term assets	500,838	502,102
Total assets	$6,773,383	$6,657,129

Current portion, long-term debt	$309,159	$364,126
Other current liabilities	677,028	560,550
Total current liabilities	986,187	924,676

Long-term debt, net of current maturities	2,664,122	2,628,989
Other long-term liabilities	980,112	928,450
Stockholders' equity	2,142,962	2,175,014
Total liabilities and stockholders’ equity	$6,773,383	$6,657,129

SkyWest, Inc. and Subsidiaries

Additional Operational Information (unaudited)

SkyWest’s fleet in scheduled service by aircraft type:

	June 30, 2020	March 31, 2020	June 30, 2019
E175 aircraft	189	163	151
CRJ900 aircraft	43	43	42
CRJ700 aircraft	86	88	99
CRJ200 aircraft	153	190	190
Total aircraft	471	484	482

As of June 30, 2020, SkyWest leased four CRJ200s, 13 CRJ700s and five CRJ900s to third parties (these aircraft are excluded from the table above).

Selected operational data:

	Three months ended June 30,				Six months ended June 30,
	2020	2019	Change		2020	2019	Change
Block hours by aircraft type:
E175s	61,455	133,247	(53.9)%		194,134	259,996	(25.3)%
CRJ900s	3,433	31,428	(89.1)%		32,353	62,393	(48.1)%
CRJ700s	30,666	77,068	(60.2)%		98,740	148,836	(33.7)%
CRJ200	30,472	129,039	(76.4)%		158,022	248,946	(36.5)%
Total block hours	126,026	370,782	(66.0)%		483,249	720,171	(32.9)%

Departures	80,755	215,052	(62.4)%		290,038	408,527	(29.0)%
Adjusted flight completion	99.9%	99.9%	0.0	pts	99.9%	99.9%	0.0	pts
Raw flight completion	99.7%	98.3%	1.4	pts	96.4%	97.4%	(1.0	)pts
Passengers carried	1,802,237	11,383,187	(84.2)%		10,666,833	20,998,133	(49.2)%
Passenger load factor	34.4%	83.9%	(49.5	)pts	58.0%	81.4%	(23.4	)pts
Average trip length	487	496	(1.8)%		492	501	(1.8)%

Adjusted flight completion percent excludes weather cancellations. Raw flight completion includes weather cancellations.